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                                                                   EXHIBIT 10.15

                              AMENDMENT NUMBER ONE

                  This AMENDMENT TO LOAN AGREEMENT ("Amendment") dated as of this 31st day of March 2000, among FLEET CAPITAL CORPORATION, as Agent, the financial institutions party to the Loan Agreement (as defined below) as Lenders, and RESTORATION HARDWARE, INC. and THE MICHAELS FURNITURE COMPANY, INC. (each a "Borrower" and collectively "Borrowers"), is made in reference to the following facts:

                  A. Agent, Lenders and Borrowers have previously entered into that certain Fifth Amended and Restated Loan and Security Agreement dated as of February 2, 2000 ("Loan Agreement") and various agreements and instruments collateral thereto (collectively with the Loan Agreement, the "Loan Documents"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Documents.

                  B. Without waiving any of Agent's or Lenders' rights and remedies, Agent and Lenders are willing to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or Lenders' rights or remedies as set forth in the Loan Documents is being waived or modified by the terms of this Amendment.

                  NOW THEREFORE, in consideration of the foregoing agreed upon recitals and the terms and conditions hereof, the parties do hereby agree as follows:

                  1. Section 2.7 of the Loan Agreement is amended by deleting "$20,000" and substituting "$30,000" in lieu thereof.

                  2. Section 8.1.5 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                           "Projections. Not later than 30 days prior to the end
                  of each fiscal year of Borrowers, deliver to Agent and each Lender Projections of Borrowers for the forthcoming three years, year by year, and month by month, in the same form as that previously delivered to the Agent. Lenders and Agent recognize that, since Restoration is a public company within the meaning of the Securities Act of 1933, any projections provided to Agent and Lenders could be insider information and agree that in such cases they shall keep such information confidential in accordance with their usual business practices."

                  3. Section 8.1.8 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                           "Borrowing Base Certificate. Not later than 15 days
                  after the end of every month, Borrower shall certify to Agent in writing that the outstanding Loans and Letters of Credit are within the limitations of the Borrowing Base. Notwithstanding the foregoing, for the initial six months after the Closing Date, Borrower shall deliver a borrowing base certificate on the first day of the week for the preceding week. In addition, a borrowing base certificate shall be delivered


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by Borrower to Agent on the first day of the week for the preceding week during any period in which Availability declines below $10,000,000. All borrowing base certificates shall be in form and substance reasonably acceptable to Agent."

                  4. A new Section 8.1.11 is added to the Loan Agreement to read as follows:

                           " 8.1.11 Lease Payments. Not later than 15 days after
                  the end of every month, Borrowers shall deliver an Officer's Certificate to Agent certifying that all real property lease payments are current except those subject to a good faith business dispute."

                  5. A new Section 8.1.12 is added to the Loan Agreement to read as follows:

                           "8.1.12 Capital Contributions. Upon the Availability
                  first being less than $7,500,000, Borrowers shall forthwith use its best commercial efforts to commence negotiations to obtain additional capital from third party investors (including in the form of equity or subordinated debt which shall be in form and substance reasonably satisfactory to Agent) in an aggregate amount at least equal to $5,000,000."

                  6. Section 8.2.8 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                           "Capital Expenditures. Make aggregate Capital
                  Expenditures gross of landlord allowances (including, without limitation, by way of capitalized leases) which, in the aggregate, exceed the amounts set forth below during the corresponding fiscal year:

                             Fiscal Year                               Amount
                  ----------------------------------                 -----------
                  Fiscal Year ended January 31, 2001                 $29,000,000
                  Fiscal Year ended January 31, 2002                 $43,000,000
                  Fiscal Year ended January 31, 2003                 $58,000,000"

                  7. Section 8.3.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                           "EBITDA. Achieve EBITDA, measured on a rolling four
                  fiscal quarter basis, of not less than the following respective amounts as of the end of the following respective fiscal quarters:

                   Fiscal Quarter ending                              Amount
                   ---------------------                              ------
                   April 30, 2000                                   $ 3,800,000
                   July 31, 2000                                    $ 2,900,000
                   October 31, 2000                                 $ 3,400,000
                   January 31, 2001                                 $13,500,000
                   April 30, 2001                                   $18,100,000

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
                   Fiscal Quarter ending                              Amount
                   ---------------------                              ------
                   July 31, 2001                                    $20,500,000
                   October 31, 2001                                 $24,500,000
                   January 31, 2002                                 $30,000,000
                   April 30, 2002                                   $33,600,000
                   July 31, 2002                                    $36,300,000
                   October 31, 2002                                 $39,800,000
                   January 31, 2003 and thereafter                  $50,200,000"

                   8. Section 8.3.2 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                  "Debt to EBITDA. Have a ratio of consolidated Funded Debt, including Capitalized Lease Obligations (determined in accordance with GAAP) to EBITDA of not more than the amount shown below as of the end of the corresponding fiscal quarter, to be measured on a rolling four fiscal quarter basis.

                     Fiscal Quarter ending                   Amount
                ------------------------------------         ------
                April 30, 2000                                 8.20
                July 31, 2000                                 13.90
                October 31, 2000                              16.90
                January 31, 2001                               2.50
                April 30, 2001                                 2.60
                July 31, 2001                                  2.10
                October 31, 2001                               2.40
                January 31, 2002                               2.00
                April 30, 2002                                 2.00
                July 31, 2002                                  2.00
                October 31, 2002                               2.00
                January 31, 2003 and thereafter                2.00

                  For future periods during the term of this Agreement Agent and all Lenders may establish financial covenants in their reasonable credit judgment (based upon similar criteria to those used by Agent for the existing covenants and the projections previously delivered to Agent) for those financial covenants contained in subsections 8.2.8,
         8.3.1 and 8.3.2."

                  9. A new Section 11.11 is added to the Loan Agreement to read as follows::

                           "11.11 Syndication. Agent and Arranger will manage
                  all aspect of the syndication, including the selection of Lenders, the determination of when Agent and Arranger will approach potential Lenders and the final allocations among the Lenders. The Borrower agrees to provide reasonable assistance to Agent and Arranger to actively achieve a timely syndication that is reasonably satisfactory to Agent and Arranger, such assistance to include, among other things, (a) direct

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                  contact during the syndication between the Borrowers' senior officers, representatives and advisors, on the one hand, and prospective Lenders, on the other hand, at such times and places as Agent and Arranger may reasonably request, (b) providing to Agent and Arranger all financial and other information with respect to the Borrower and the transactions contemplated hereby that Agent and Arranger may reasonably request, including but not limited to financial projections relating to the foregoing, and (c) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication. Agent and Arranger shall be entitled, after consultation with the Borrowers, to change the pricing, structure, terms and amount of any portion of the credit facility contemplated hereby if Agent and Arranger determine that such changes are advisable in order to ensure a successful syndication or an optimal credit structure for the credit facility, so long as the aggregate amount of the Commitment is not reduced. The Borrowers agree that, prior to and during the syndication of the credit facility, the Borrowers will not permit any offering, placement or arrangement of any competing issues of public debt securities or commercial bank facilities of Restoration and/or any of its subsidiaries."

                 10. Appendix A - General Definitions of the Loan Agreement is amended by adding the following definition in its appropriate alphabetical order:

                         "Arranger"  - means FleetBoston Robertson Stephens Inc.

                 11. The definition of "Borrowing Base" in Appendix A - General Definitions of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

                           "Borrowing Base - as at any date of determination
                 thereof, an amount equal to the sum of:

                                    (a) up to 85% of the average net liquidation
                           value of Eligible Inventory of Restoration (based on an annual weighted average, subject to change based on the then current appraised value). Provided, however, if no Event of Default has occurred and is continuing, such appraisals shall not, unless requested by Restoration (in which case, the cost thereof shall not be counted for purposes of Section
                           2.7 of the Loan Agreement), be more frequently than quarterly; plus

                                    (b) up to 25% of the cost value of Eligible
                           Inventory of Michaels; plus

                                    (c) up to 85% of the value of Eligible
                           Accounts of Michaels.

                  Provided, not more than $10,000,000 in the aggregate may be borrowed under (b) and (c) above."

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             12. The definition of "Libor Rate" in Appendix A - General
Definitions of the Loan Agreement is amended by deleting "1/16" wherever it appears therein and substituting "1/8" in lieu thereof.

             13. Except as amended by the terms herein, the Loan Documents remain in full force and effect in accordance with their terms. If there is any conflict between the terms and provisions of this Amendment, the terms and provisions of Amendment Number One and the Loan Documents, the terms and provisions of this Amendment shall govern.

             14. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             15. This Amendment shall be governed by and construed according to the laws of the State of California.

             16. The Loan Documents, subject to the foregoing terms and conditions provided by this Amendment, constitute the complete agreement of the parties hereto with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, agreements, or representations, all of which have become merged and finally integrated into the Loan Documents and this Amendment.

             17. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.



                           FLEET CAPITAL CORPORATION,
                           as Agent and Lender
                           By: /s/ MATT VAN STEEHUYSE
                           Its: Senior Vice President


                           RESTORATION HARDWARE, INC.
                           By:  /s/ WALTER PARKS
                           Its: Chief Administrative Officer


                           THE MICHAELS FURNITURE COMPANY, INC.
                           By: ________________________________
                           Its: ________________________________


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